McGUIRE WOODS
                              BATTLE & BOOTHE LLP

                                One James Center
                              901 East Cary Street
                         Richmond, Virginia 23219-4030








                                             __________________, 1996





Board of Directors
Apple Residential Income Trust, Inc.
306 East Main Street
Richmond, VA  23219

Dear Sirs:

         We have acted as counsel to Apple Residential Income Trust, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-11 to which this opinion is attached as an exhibit (the "Registration Statement"). The Company is filing the Registration Statement (File No. 333-_____) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register under the Act 25,166,666.67 Common Shares of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         We have reviewed originals or copies of (i) the Articles of Incorporation, Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Registration Statement and the prospectus included therein (the "Prospectus"), and (iv) the form of Advisory Agreement between the Company and Apple Residential Advisors, Inc., a Virginia corporation (the "Advisor"), included in the Registration Statement as an exhibit. In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

         We understand and assume that the Company will duly elect to be treated as a real estate investment trust ("REIT") for federal income tax purposes commencing with its taxable year ended December 31, 1996. The Company's initial and continuing qualification as a REIT depends upon the satisfaction of various requirements under the Internal Revenue Code of 1986, as amended (the "Code"). The satisfaction of those requirements generally will be within the control of the Company's Board of Directors and the Advisor, which has been engaged to conduct the affairs of the Company under the supervision of the Board of Directors. The Advisor and appropriate officers of the Company have made the


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Board of Directors
                 , 1996
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Page 2

following representations to us with respect to the operation of the Company:

         1. The Company will operate in compliance with the Articles of Incorporation and the Bylaws;

         2. The Company will not operate so that it becomes either (i) a financial institution referred to in Section 582(c)(5) of the Code, or (ii) an insurance company to which subchapter L of the Code applies;

         3. The Company will have at least 100 Shareholders for at least 335 days of each full taxable year, or proportionate part of any shorter taxable year, after its first taxable year and will not be closely held as defined in
Section 856(h) of the Code;

         4. The Company will use a calendar year for federal income tax purposes;

         5. The Company will elect to be treated as a REIT under the Code, and will not elect to be treated as an S Corporation, a real estate mortgage investment conduit, a regulated investment company, or any entity other than a REIT for federal income tax purposes;

         6. The Company will not revoke its election to be treated as a REIT and will satisfy all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and to maintain REIT status;

         7. The Company will not have, as of the close of any taxable year, any earnings and profits accumulated in any year during which the Company was not treated as a REIT under the Code;

         8. The Company will conduct its operations as described in the Registration Statement (including the Prospectus), will operate in a manner so as to qualify for taxation as a REIT under the Code, and intends to continue to operate in such a manner;

         9. The Company will invest in assets that, when acquired by the Company, will cause the Company to satisfy (i) the asset test described in the Prospectus, and (ii) the sources of income tests described in the Prospectus;

        10. The Company will not hold any assets for sale to customers in the ordinary course of a trade or business and will attempt to comply with the terms of safe-harbor provisions in the


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Board of Directors
               , 1996
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Page 3

Code prescribing when asset sales by a REIT will not be characterized as prohibited transactions;

         11. The Company expects that substantially all of the operating gross income from the properties of the Company will be considered "rents from real property" within the meaning of Section 856(d) of the Code;

         12. The Company will comply with the distribution requirements of the Code applicable to REITs;

         13. The Company will comply for each taxable year with the Treasury regulations prescribed for the purpose of ascertaining the actual ownership of outstanding Shares of the Company; and

         14. The Company anticipates that it will be a "domestically controlled REIT," within the meaning of Section 897(h) of the Code.

         Based on the foregoing documents, representations, and assumptions being, and continuing to be, accurate, we are of the opinion that it is more likely than not that:

         1. The Company will qualify as a REIT;

         2. Provided that a Shareholder which is an Exempt Organization does not incur any "acquisition indebtedness" as defined in Section 514(c) of the Code in connection with its acquisition of Shares, dividends paid by the Company to such Shareholder will not constitute unrelated business taxable income under Section 512 of the Code even if the Company owns "debt-financed property" as that term is defined in Section 514(b) of the Code; and

         3. The statements and legal conclusions contained in the Registration Statement under the captions "Risk Factors--Federal Income Tax Risks" and
"Federal Income Tax Considerations" describe the material federal income tax aspects of the offering made by the Registration Statement applicable to the Company and the Shareholders, are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered.

         With respect to our opinion contained in paragraph 1 above, you should note that qualification of the Company as a REIT will depend, in part, upon the Company's ability, through its actual operations, to meet the qualification tests imposed by Section 856(c)(2), (3), (4) and (5) of the Code and that no prediction as to those actual operating results is implied by our opinion.



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Board of Directors
                , 1996
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Page 4
         The foregoing opinions are based solely on the provisions of the Code, the Treasury regulations promulgated thereunder and the judicial and administrative rulings, pronouncements and decisions now in effect, all of which are subject to change, which change may be retroactively applied, or possible differing interpretations that may affect the conclusions stated herein. To the extent this opinion relies upon recent tax legislation, and recently promulgated Treasury regulations, no assurance can be given as to the interpretations of such recent legislation that will be reflected in applicable Internal Revenue Service rulings and future Treasury regulations, which could be applied retroactively. Further, this opinion does not purport to deal with any aspects of state law that may affect particular investors nor with certain types of investors subject to special treatment under the federal income tax laws.

         We hereby consent to the reference to our firm under the captions "Federal Income Tax Considerations," "Risk Factors Federal Income Tax Risks" and "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                    Very truly yours,